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                                                                    Exhibit 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Bitwise Designs, Inc.
Schenectady, NY 12308

       We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 25, 2000, relating to the consolidated financial statements and financial statement schedule, which appears in Bitwise Designs, Inc. and Subsidiaries' Annual Report on Form 10-KSB for the year ended June 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PRICEWATERHOUSECOOPERS, LLP
Albany, New York
January 2, 2001